UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2017

SIGMABROADBAND CO.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

Georgia (State or other jurisdiction of incorporation)	333-191426 (Commission File Number)	46-1289228 (IRS Employer Identification No.)
2690 Cobb Parkway Suite A5-284 Smyrna, Georgia (Address of principal executive offices)	30080 (Zip Code)

Registrant’s telephone number, including area code (800) 545-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

On July 15, 2017, the Board of Directors of the Company and the majority shareholders of the Company, approved a reverse stock split of the outstanding shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-100 (the “Reverse Stock Split”) effective on July 28, 2017. As a result of the reverse stock split, every 100 of the Company’s old issued common stock will be converted into one share of the Company’s new issued common stock.

Effective Date; Symbol; CUSIP Number. The Company filed appropriate documents with FINRA (the Financial Industry Regulatory Authority) to effect the Reverse Stock Split. In connection with the Reverse Stock Split, a new CUSIP number has been requested, but has not yet been received.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 100.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates should send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Pacific Stock Transfer
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119
Phone: (702) 361-3033 or (800) 785-7782
Fax: (702) 433-1979

Capitalization. As of July 15, 2017, there were 24,724,000 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 247,240 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares).

After the Reverse Stock Split, the Company’s authorized Common Stock of 500,000,000 shares will remain unchanged.

The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

The Reverse Stock Split does not affect the Company’s authorized preferred stock.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

The Company does not have any common stock convertible securities that are outstanding at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 7/17/2017	SIGMABROADBAND CO. By: /s/ Jeffery A. Brown _____________________________ Jeffery A. Brown, President

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